UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2010

WEST BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 515-222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 31, 2010, West Bancorporation, Inc. (the “Company”) entered into new employment agreements with Brad L. Winterbottom, Executive Vice President, and Douglas R. Gulling, Executive Vice President and Chief Financial Officer.  The new agreements terminate and replace employment agreements dated May 23, 2008.  The agreements contain minimum base salaries of $210,000 and provide for potential annual performance bonuses of up to forty percent of base salary.  There are no severance or change of control benefits extended by the agreements, except for the potential vesting of existing long-term restricted stock grants.  The agreements are terminable at will upon ninety days notice by either the Company or Messrs. Winterbottom or Gulling.  The agreements contain prohibitions on competition, solicitation, or disclosures adverse to the Company for one year after termination.   In consideration of entering into the new agreements and past service to the Company, Messrs. Winterbottom and Gulling will be awarded long-term restricted stock grants through the Company’s Restricted Stock Compensation Plan.  Each grant will be valued at $30,000.

 A copy of the Agreements are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 1.02.  Termination of a Material Definitive Agreement.

As explained further above in Item 1.01, the May 23, 2008, employment agreements between the Company and Brad L. Winterbottom, Executive Vice President, and Douglas R. Gulling, Executive Vice President and Chief Financial Officer, were terminated and replaced with employment agreements dated March 31, 2010.

Effective April 1, 2010, the employment agreement between the Company and David R. Milligan is terminated.  Mr. Milligan has been serving the Company as interim Chief Executive Officer.  As of April 1, 2010, Mr. David D. Nelson has assumed the duties of the Company’s Chief Executive Officer.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2010, David R. Milligan submitted his resignation as interim Chief Executive Officer of the Company and Chief Executive Officer and Chairman of West Bank.  Mr. Milligan will continue as a member of the board of directors of both the Company and West Bank.  As previously disclosed, David D. Nelson commenced his duties as Chief Executive Officer and President of the Company and Chief Executive Officer and Chairman of West Bank on April 1, 2010.  Mr. Milligan has been appointed an Executive Vice President of West Bank to assist Mr. Nelson during a transition period.

As disclosed above in Item 1.01, on March 31, 2010, the Company entered into employments agreements with Brad L. Winterbottom, Executive Vice President, and Douglas R. Gulling, Executive Vice President and Chief Financial Officer.  Both Messrs. Winterbottom and Gulling are named executive officers of the Company.  The March 31, 2010, agreements replace employment agreements dated May 23, 2008.  The material terms of the agreements are described above and copies of the agreements are attached hereto as Exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter agreement dated March 31, 2010, between West Bancorporation, Inc. and Brad L. Winterbottom.
10.2	Letter agreement dated March 31, 2010, between West Bancorporation, Inc. and Douglas R. Gulling.

The information contained in this report may contain forward-looking statements about the Company’s growth and acquisition strategies, new products and services, and future financial performance, including earnings and dividends per share, return on average assets, return on average equity, efficiency ratio and capital ratios.  Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements preceded by, followed by or that include the words “believes,” “expects,” “intends,” “should,” or “anticipates,” or similar references or references to estimates or predictions.  Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties.  Because of the possibility that the underlying assumptions are incorrect or do not materialize in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk; competitive pressures; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; actions of bank and non-bank competitors; changes in local and national economic conditions; changes in regulatory requirements, including actions of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Department of the Treasury, the Iowa Division of Banking, and/or the Federal Reserve Board; changes in the Treasury’s Capital Purchase Program; and customers’ acceptance of the Company’s products and services.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

April 2, 2010	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Letter agreement dated March 31, 2010, between West Bancorporation, Inc. and Brad L. Winterbottom.
10.2	Letter agreement dated March 31, 2010, between West Bancorporation, Inc. and Douglas R. Gulling.